                                                                    EXHIBIT 21.1

                                             VICOR TECHNOLOGIES, INC.
                                         SUBSIDIARIES, AS OF APRIL 5, 2007

Nonlinear Medicine, Inc. (Delaware)
Stasys Technologies, Inc. (Delaware)